Exhibit 10.4
DIGENE CORPORATION
NON-EMPLOYEE DIRECTOR COMPENSATION POLICY
Each non-employee director of Digene Corporation is entitled to receive:
•	an annual retainer fee of $25,000 and an additional annual retainer of $10,000 for the Audit Committee Chair, $5,000 for the other Audit Committee members and $5,000 for the Compensation Committee Chair;

•	a fee of $1,500 for each Board meeting attended in person, and $750 for each in-person Board meeting attended by conference telephone;

•	a fee of $750 for each telephonic Board meeting lasting longer than thirty minutes;

•	a fee of $1,000 for each Audit or Compensation Committee meeting attended in person other than committee meetings held on the same day as in-person Board meetings;

•	a fee of $500 for each telephonic Audit or Compensation Committee meeting lasting longer than thirty minutes;

•	a fee of $500 for each Nominating and Corporate Governance or Compliance Committee meeting attended in person other than committee meetings held on the same day as in-person Board meetings;

•	a fee of $250 for each telephonic Nominating and Corporate Governance or Compliance Committee meeting lasting longer than thirty minutes;

•	upon first joining the Board, a grant of options to purchase 10,000 shares of our common stock, which will become exercisable as to 33%, 33% and 34% of the underlying shares on the first, second and third anniversaries of the date of grant and have a term of seven years;

•	upon first joining the Board, an award of restricted stock units with a fair market value of $90,000 on the date of such award, which will vest as to 33%, 33% and 34% on each of the first, second and third anniversaries of the date of grant;

•	an annual grant, to each non-employee director who will continue to serve as a director after the annual meeting of our stockholders, of immediately exercisable options to purchase 5,000 shares of our common stock;

•	an annual award, to each non-employee director who will continue to serve as a director after the annual meeting of our stockholders, of restricted stock units with a fair market value of $45,000 on the date of such award, which will vest on the earlier of the date of the next annual meeting of our stockholders or the first anniversary of the award date; and

•	reimbursement for all reasonable travel expenses incurred in connection with Board of Directors’ meetings and meetings of committees of the Board of Directors.
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